Exhibit 99.1

RumbleOn Updates Preliminary Fourth Quarter 2019 Operating Results; Reschedules Fourth Quarter and Fiscal Year 2019 Financial Results Conference Call

Expected Fourth Quarter Total Unit Sales of 6,432; Percent of Unit Sales to Consumers of 13.4%; and Gross Margin of 7.1%

Dallas, Texas, March 16, 2020 – RumbleOn, Inc (NASDAQ: RMBL), the e-commerce company using innovative technology to simplify how dealers and consumers buy, sell, trade or finance pre-owned vehicles, today updated preliminary fourth quarter 2019 operating results. The Company also announced that it will reschedule its fourth quarter and fiscal year 2019 earnings release and conference call. The conference call and live webcast was previously scheduled for Tuesday, March 17, 2020 at 8:30 a.m. ET. RumbleOn now expects to report its full fourth quarter and fiscal year 2019 results and file its Form 10-K with the Securities and Exchange Commission on March 30, 2020.

For the three months ended December 31, 2019, RumbleOn expects the following selected results:

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Total revenue of $127.0 million, versus the previously expected range of $124.0 million to $127.0 million, bringing the expected full year 2019 revenue to $840.6 million.
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Total unit sales of 6,432, ahead of the previously expected range of 6,200 to 6,250 units, bringing the expected full year 2019 total unit sales to 43,143.
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Total unit sales to consumers of 13.4%, ahead of the previously expected range of 12.5% to 13.0%, and up from 7.5% in Q3.
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Total gross margin of 7.1%, ahead of the previously expected range of 6.7% to 7.0%, and up from 5.5% in Q3.
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As of December 31, 2019, RumbleOn had approximately 3,332 units on hand.
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As of December 31, 2019, cash and cash equivalents is expected to be approximately $6.73 million, which includes $6.67 million of restricted cash. Subsequent to year end, RumbleOn raised net proceeds of $19.3 million in capital through a public offering of Class B common stock and private placement of convertible notes, both of which closed on January 14, 2020.

Despite the ongoing damage assessment of its Nashville facilities, RumbleOn continues to operate its other locations and serve its customers nationwide. The Company is evaluating the impact of a number of factors and has reached the decision to reschedule its fourth quarter and fiscal year 2019 financial results and conference call. These factors include: (i) the continuing assessment by the company and its insurance carriers of the costs and damages sustained by the Company’s Nashville facilities and inventory from the tornadoes on March 3, 2020 and continued work developing and implementing a final recovery plan; (ii) evaluation of the potential effects of temporarily closing its Dallas corporate office as a result of precautions taken in consideration of the CDC guidelines and recommendations regarding COVID-19; and (iii) the potential impact on its distribution capability resulting from its regional partners’ nationwide temporary change in format for conducting their auction business due to COVID-19 concerns.

The preliminary financial data included above has been prepared by, and is the responsibility of, RumbleOn’s management. RumbleOn’s independent auditors have not audited, reviewed, or compiled such preliminary financial data. These preliminary operating results are not a comprehensive statement of RumbleOn’s financial results as of and for the fourth quarter or the year ended December 31, 2019 and should not be viewed as a substitute for full consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States. Complete Financial results will be provided in RumbleOn’s 10-K which will be filed with the SEC on or before March 30, 2020.

About RumbleOn

RumbleOn (NASDAQ: RMBL) is an e-commerce company that uses innovative technology to simplify how dealers and customers buy, sell, trade, or finance pre-owned vehicles through RumbleOn’s 100% online marketplace. Leveraging its capital-light network of 17 regional partnerships and innovative technological solutions, RumbleOn is disrupting the old-school pre-owned vehicle supply chain by providing users with the most efficient, timely and transparent transaction experience. For more information, please visit http://www.rumbleon.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s SEC filings, as may be updated and amended from time to time. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations:
The Blueshirt Group
Whitney Kukulka
investors@rumbleon.com

Source: RumbleOn, Inc.